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                              AMENDMENT NUMBER 1 TO
                        PRINCIPAL UNDERWRITING AGREEMENT

     Pursuant to the Principal Underwriting Agreement between Hartford Securities Distribution Company, Inc. and Hartford HLS Series Fund II, Inc. dated May 1, 2002, as amended (the "Agreement"), Class IB Shares of the Hartford SmallCap Value HLS Fund are hereby included as additional Class. All provisions in the Agreement shall also apply to the Class IB Shares of the Hartford SmallCap Value HLS Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed as of the _____ day of ____________, 2003.



                                  HARTFORD SECURITIES DISTRIBUTION COMPANY, INC.



                                  By:
                                     -------------------------------------------





                                  HARTFORD SERIES FUND, INC.
                                  on behalf of:
                                  Hartford SmallCap Value HLS Fund



                                  By:
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